Exhibit 99.1

Company Contact:	Investor Relations:
William R. Council, III	Cameron Associates
President and CEO	Rodney O’Connor
(615) 771-7575	(212) 554-5470
Advocat Announces 2007 Third Quarter Results

Pretax Income Up 109%
Company Announces Share Repurchase Program
BRENTWOOD, Tenn., (November 6, 2007) — Advocat Inc. (NASDAQ: AVCA) today announced its results for the third quarter and nine months ended September 30, 2007. The Company also announced that its Board of Directors has authorized a share repurchase program.
The company completed the acquisition of leasehold interests and operations of seven skilled nursing facilities in Texas (SMSA Acquisition) and related financing on August 10, 2007. Financial and statistical data reported in this earnings release include results of the SMSA Acquisition from the date of the acquisition.
Income Statement Highlights for the Third Quarter 2007
Operating income for the three months ended September 30, 2007 was $3.9 million, compared to $2.5 million for the third quarter of 2006, an increase of 53%.
Income from continuing operations before income taxes increased 109% to $3.4 million in 2007 from $1.6 million for the third quarter of 2006. An income tax provision of $1.4 million was recorded in 2007, compared to a tax benefit of $8.0 million in the third quarter of 2006, an increase in tax expense of $9.4 million. The Company’s income tax benefit in 2006 resulted from reductions in the valuation allowance for deferred tax assets.
Net income from continuing operations was $2.0 million and $0.32 per diluted common share, versus $9.6 million and $1.41 per diluted common share for the third quarter in 2006.
Funds Provided By Operations
Funds provided by operations in the third quarter of 2007 increased to $4.2 million from $2.7 million in the third quarter of 2006. Funds provided by operations is a non-GAAP measurement. A reconciliation of funds provided by operations to net income is included in the financial tables accompanying this press release.
Other Highlights for the Third Quarter of 2007
Revenues increased to $63.9 million in 2007 from $53.4 million in 2006, an increase of $10.5 million, or 19.6%. Revenues related to the SMSA Acquisition were $6.6 million in 2007. Same center patient revenues increased to $57.3 million in 2007 from $53.4 million in 2006, an increase of $3.9 million, or 7.3%. This increase is due primarily to increased Medicaid rates in certain states and Medicare rate increases.
The following table summarizes key revenue and census statistics for the quarter and segregates effects of the SMSA Acquisition. Results for the SMSA Acquisition are included beginning August 11, 2007, the effective date of the acquisition.

	Three Months Ended
	September 30,
	2007	2006
Skilled nursing occupancy:
Same center	79.1%	78.8%
SMSA Acquisition	68.4%	n/a
Total continuing operations	77.6%	78.8%
Medicare census as percent of total:
Same center	13.1%	13.0%
SMSA Acquisition	12.0%	n/a
Total continuing operations	13.0%	13.0%
Medicare revenues as percent of total:
Same center	29.7%	29.3%
SMSA Acquisition	33.1%	n/a
Total continuing operations	30.0%	29.3%
Medicaid revenues as percent of total:
Same center	57.9%	57.6%
SMSA Acquisition	46.0%	n/a
Total continuing operations	56.7%	57.6%
Medicare average rate per day:
Same center	$351.51	$320.53
SMSA Acquisition	$375.13	n/a
Total continuing operations	$354.12	$320.53
Medicaid average rate per day:
Same center	$142.04	$133.67
SMSA Acquisition	$109.62	n/a
Total continuing operations	$138.59	$133.67
On a same center basis, the Company’s average rate per day for Medicare Part A patients increased 9.7% in 2007 compared to 2006 as a result of annual inflation adjustments and the acuity levels of Medicare patients in the nursing centers, which were higher in 2007 than in 2006. The average rate per day for Medicaid patients increased 6.3% in 2007 compared to 2006 as a result of increasing patient acuity levels, certain state increases to offset minimum wage adjustments, effects of stock based compensation charges and other rate increases in certain states.
Operating expense increased to $49.2 million in 2007 from $41.3 million in 2006, an increase of $7.9 million, or 19.1%. As a percentage of patient revenues, operating expense decreased to approximately 77.1% of revenue in 2007, compared to 77.4% of revenue in 2006. Operating expense related to the SMSA Acquisition was $5.9 million in 2007. Same center operating expense increased to $43.3 million in 2007 from $41.3 million in 2006, an increase of $2.0 million, or 4.8%. This increase is primarily attributable to cost increases related to wages and benefits.
The largest component of operating expenses is wages, which increased to $29.4 million in 2007 from $25.0 million in 2006, an increase of $4.4 million, or 17.6%. Wages related to the SMSA Acquisition were approximately $3.4 million. Same center wages increased approximately $1.0 million, or 4.1%, primarily due to increases in wages as a result of competitive labor markets in most of the areas in which we operate, regular merit and inflationary raises for personnel (increase of approximately 3.5% for the period) and labor costs associated with increases in patient acuity levels.
Employee health insurance costs were approximately $0.2 million higher in 2007 compared to 2006 on a same center basis, an increase of approximately 22%. The Company is self insured for the first $150,000 in claims per employee each year, and employee health insurance costs can vary significantly from year to year.
These increased costs were partially offset by reductions in workers compensation costs. Costs of workers compensation insurance were approximately $0.3 million lower in 2007 compared to 2006 on a same center basis due to better than expected claims experience.
Revenue and Income Highlights for Nine Months
Revenue increased to $173.9 million in 2007 from $159.5 million in 2006. Revenues of the SMSA Acquisition were $6.6 million in 2007.
Income from continuing operations before income taxes was $12.6 million for nine months ended September 30, 2007 compared to $10.9 million for the same period in 2006. The provision for income taxes was $4.9 million in 2007, compared to a benefit for income taxes of $9.1 million in 2006. The diluted income per common share from continuing operations was $1.21 and $3.00 for 2007 and 2006, respectively.
Facility Renovation Update
Seven facilities have been renovated since commencing the program in the third quarter of 2005. There are three additional renovation projects in progress.
For the six facilities with renovations completed before the beginning of the third quarter of 2007, occupancy improved to 68.1% from 61.5% and Medicare census as a percentage of total census increased to 16.4% from 13.9% in the third quarter 2007 compared to the third quarter 2006.
Share Repurchase Program
The Company also announced today that its Board of Directors has authorized the repurchase of up to $2.5 million of the Company’s common stock pursuant to a plan under Rule 10b5-1 and in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. As of November 1, 2007, there were approximately 5.9 million shares of common stock outstanding.
Share repurchases under this program are authorized through the earlier of one year from today or the repurchase of the full amount authorized to be repurchased under the plan, subject to conditions specified in the plan. Repurchases may be made through open market or privately negotiated transactions in accordance with all applicable securities laws, rules, and regulations and will be funded from available working capital. The share repurchase program may be terminated at any time without prior notice.
CEO Remarks
William R. Council, III, President and CEO of Advocat, commented, “I am very pleased with the financial and operating performance of the Company during the third quarter. Occupancy increased to 79.1%, and we had higher Medicare utilization at 13.1%. Both operating statistics were higher than last year on a same center basis. We also experienced increases in average Medicare and Medicaid rates, while continuing to control our costs very well.
“I am also happy with the progress we are making on the integration of the SMSA acquisition. I remain very confident in our ability to improve the operations of these nursing centers.
“Furthermore, I am pleased to be able to announce the share repurchase program. I believe that our stock is currently undervalued. Our financial position today is strong enough to allow us to invest in the repurchase of our shares, while still maintaining our facility renovation program and looking for external growth opportunities. The share repurchase program approved by our board reflects our confidence in our ability to execute our strategic plan and commitment to increase shareholder value.”
Conference Call Information
A conference call has been scheduled for Wednesday, November 7, 2007 at 9:00 A.M. Central time (10:00 A.M. Eastern time) to discuss 2007 third quarter results.
The conference call information is as follows:

Date:	Wednesday, November 7, 2007
Time:	9:00 A.M. Central, 10:00 A.M. Eastern
Webcast Links:	www.streetevents.com
www.earnings.com
www.irinfo.com/avc

Dial in numbers:	866-356-4123 (domestic) or 617-597-5393 (international)
Passcode:	64348166
A replay of the conference call will be accessible two hours after its completion through November 14, 2007 by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) and entering passcode 31049950.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this report. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward looking statements, including but not limited to, our ability to integrate the acquired skilled nursing facilities into our business and achieve the anticipated cost savings, changes in governmental reimbursement, government regulation and health care reforms, the increased cost of borrowing under our credit agreements, ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, our ability to control costs, changes to our valuation allowance for deferred tax assets, changes in occupancy rates in our facilities, the impact of future licensing surveys, the outcome of regulatory proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, the effects of changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations of the Company, the effect of changes in accounting policies, as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as in its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Advocat provides long term care services to patients in 49 skilled nursing centers containing 5,671 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat’s web site: http://www.irinfo.com/avc
-Financial Tables to Follow-

ADVOCAT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2007	2006
	(unaudited)
ASSETS:
Current Assets
Cash and cash equivalents	$13,939	$12,344
Receivables, net	23,531	16,902
Deferred income taxes	2,985	1,785
Other current assets	5,908	6,759

Total current assets	46,363	37,790
Property and equipment, net	29,976	28,773
Deferred income taxes	16,936	21,849
Note receivable, net	4,971	4,758
Acquired leasehold interest, net	9,703	—
Other assets, net	3,153	3,731

TOTAL ASSETS	$111,102	$96,901

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Short-term debt and current portion of long-term debt and settlement promissory notes	$3,922	$7,249
Trade accounts payable	5,816	4,566
Accrued expenses:
Payroll and employee benefits	10,571	9,363
Current portion of self-insurance reserves	4,100	4,838
Other current liabilities	5,030	3,600

Total current liabilities	29,439	29,616
Noncurrent Liabilities
Long-term debt and settlement promissory notes, less current portion	34,617	24,267
Self-insurance reserves, less current portion	17,031	22,159
Other noncurrent liabilities	8,353	5,733

Total noncurrent liabilities	60,001	52,159
PREFERRED STOCK	10,015	11,289
SHAREHOLDERS’ EQUITY	11,647	3,837

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$111,102	$96,901

ADVOCAT INC.
CONSOLIDATED INCOME STATEMENTS
(Unaudited)
(In thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
PATIENT REVENUES, NET	$63,884	$53,394	$173,857	$159,464

EXPENSES:
Operating	49,239	41,328	132,875	121,606
Lease	5,162	3,860	14,369	11,513
Professional liability	(6)	782	(2,961)	(5,476)
General and administrative	4,073	3,906	12,168	11,103
Stock-based compensation	195	92	454	5,104
Depreciation and amortization	1,033	898	2,874	2,750
Post acquisition integration costs	326	—	326	—

	60,022	50,866	160,105	146,600

OPERATING INCOME	3,862	2,528	13,752	12,864

OTHER INCOME (EXPENSE):
Foreign currency transaction gain	330	29	743	269
Other income	—	—	—	207
Interest income	264	146	771	494
Interest expense	(956)	(892)	(2,548)	(2,768)
Debt retirement costs	(116)	(194)	(116)	(194)

	(478)	(911)	(1,150)	(1,992)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,384	1,617	12,602	10,872
PROVISION (BENEFIT) FOR INCOME TAXES	1,363	(7,972)	4,940	(9,088)

NET INCOME FROM CONTINUING OPERATIONS	2,021	9,589	7,662	19,960
DISCONTINUED OPERATIONS:
Operating loss, net of tax provision (benefit) of $(10), $0, $(10), and $0, respectively	(100)	(143)	(101)	(257)
Gain (loss) on sale, net of tax provision of $17, $0, $(6), and $0, respectively	28	(2)	(7)	(122)

NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(72)	(145)	(108)	(379)

NET INCOME	1,949	9,444	7,554	19,581
PREFERRED STOCK DIVIDENDS	86	86	258	254

NET INCOME FOR COMMON STOCK	$1,863	$9,358	$7,296	$19,327

NET INCOME PER COMMON SHARE:
Per common share — basic
Income from continuing operations	$0.33	$1.64	$1.26	$3.42
Loss from discontinued operations	(0.01)	(0.02)	(0.02)	(0.07)

	$0.32	$1.62	$1.24	$3.35

Per common share — diluted
Income from continuing operations	$0.32	$1.41	$1.21	$3.00
Loss from discontinued operations	(0.02)	(0.02)	(0.02)	(0.06)
	$0.30	$1.39	$1.19	$2.94

WEIGHTED AVERAGE COMMON SHARES:
Basic	5,877	5,801	5,874	5,763

Diluted	6,136	6,783	6,131	6,622

ADVOCAT INC.
SAME CENTER STATEMENTS OF INCOME FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES
(Unaudited)
(In thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
PATIENT REVENUES, NET	$57,289	$53,394	$167,262	$159,464

EXPENSES:
Operating	43,302	41,328	126,938	121,606
Lease	4,634	3,860	13,841	11,513
Professional liability	(90)	782	(3,045)	(5,476)
General and administrative	3,994	3,906	12,089	11,103
Stock-based compensation	191	92	450	5,104
Depreciation and amortization	944	898	2,785	2,750
Post acquisition integration costs	—	—	—	—

	52,975	50,866	153,058	146,600

OPERATING INCOME	4,314	2,528	14,204	12,864

OTHER INCOME (EXPENSE):
Foreign currency transaction gain	330	29	743	269
Other income	—	—	—	207
Interest income	264	146	771	494
Interest expense	(819)	(892)	(2,411)	(2,768)
Debt retirement costs	(116)	(194)	(116)	(194)

	(341)	(911)	(1,013)	(1,992)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	$3,973	$1,617	$13,191	$10,872

Note: The table above presents the unaudited interim statements of income from continuing operations before taxes for the three and nine month periods ended September 30, 2007 and 2006 on a same center basis, excluding the effects of the SMSA Acquisition and discontinued operations.

ADVOCAT INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
NET INCOME	$1,949	$9,444	$7,554	$19,581
Loss from discontinued operations	(72)	(145)	(108)	(379)

Net income from continuing operations	2,021	9,589	7,662	19,960
Adjustments to reconcile net income from continuing operations to funds provided by operations:
Depreciation	1,033	898	2,874	2,750
Provision for doubtful accounts	397	310	809	1,231
Deferred income tax provision (benefit)	1,022	(8,040)	3,713	(9,263)
Benefit from self-insured professional liability, net of cash payments	(890)	(372)	(6,010)	(8,116)
Stock-based compensation	195	92	454	5,104
Amortization of deferred balances	85	98	221	185
Provision for leases in excess of cash payments	586	3	1,753	14
Other	(244)	135	(726)	(432)

FUNDS PROVIDED BY OPERATIONS	$4,205	$2,713	$10,750	$11,433

Reconciliation of funds provided by operations to cash flow from operating activities:
Funds provided by Operations	$4,205	$2,713	$10,750	$11,433
Changes in other assets and liabilities affecting operating activities:
Receivables, net	(6,631)	(1,524)	(7,520)	(1,781)
Prepaid expenses and other assets	81	(681)	449	(748)
Trade accounts payable and accrued expenses	4,304	493	2,965	(1,548)

Net cash provided by operating activities of continuing operations	$1,959	$1,001	$6,644	$7,356

Advocat provides financial measures using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. Funds from Operations is defined as cash flow from operating activities before changes in other assets and liabilities affecting operating activities. Management believes that funds from operations is an important measurement of the Company’s performance because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges. Since the definition of Funds from Operations may vary among companies and industries, it should not be used as a measure of performance among companies.

ADVOCAT INC.
SELECTED OPERATING STATISTICS
SEPTEMBER 30, 2007
(Unaudited)

			For the Three Months Ended September 30, 2007
								Medicare	Medicaid
								Room and	Room and
	As of		Skilled	Occupancy			Q3	Board	Board
	September 30, 2007		Nursing	(Note 1)			2007	Revenue	Revenue
			Average				Revenue	PPD	PPD
	Licensed	Available	Daily	Licensed	Available	Medicare	($ in millions)	Q3 2007	Q3 2007
Region	Beds	Beds	Census	Beds	Beds	Utilization	(Note 2)	(Note 3)	(Note 3)
Alabama	711	699	610	85.8%	87.2%	13.7%	$10.6	$349.12	$153.18
Arkansas	1,311	1,156	876	66.8%	75.8%	14.4%	13.4	327.59	133.00
Florida	502	460	416	83.0%	90.5%	8.8%	7.1	375.54	154.31
Kentucky (Note 4)	775	742	698	90.1%	94.1%	11.9%	12.8	377.87	160.33
Tennessee	617	586	495	80.2%	84.4%	16.2%	8.1	363.39	131.01
Texas	1,755	1,545	869	72.9%	82.5%	12.2%	11.6	357.03	108.48

Total	5,671	5,188	3,964	77.6%	84.4%	13.0%	$63.6	$354.12	$138.59

Note 1: The number of “Licensed beds” is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed beds. The number of “Available Beds” represents “licensed beds” less beds removed from service. “Available beds” is subject to change based upon the needs of the facilities, including configuration of patient rooms and offices, status of beds (private, semi-private, ward, etc.) and renovations.

Note 2: Total revenue for regions excludes approximately $0.3 million of ancillary services revenue

Note 3: These Medicare and Medicaid revenue rates include room and board revenues but do not include any ancillary revenues related to these patients.

Note 4: The Kentucky region includes nursing centers in Kentucky, West Virginia and Ohio.
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